UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2007

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

622 Broadway, New York, NY	10012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 536-2842

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Based on the previously announced conclusions of the investigation into the stock options practices of Take-Two Interactive Software, Inc. (the “Company”), the Company’s Board of Directors has approved certain remedial measures that have been adopted by the Company, including the adoption of certain best practices in the granting and documenting of stock options.

In connection with the investigation, a Special Committee consisting of three independent members of the Board of Directors determined that certain stock options issued by the Company to each of Robert Flug, Oliver R. Grace, Jr., Todd Emmel, Steven Tisch and Mark Lewis (each, an “Independent Director” and collectively, “Independent Directors”), were improperly dated. Accordingly, as an additional part of its remedial measures, the Company entered into an agreement (the “Agreement”) with each of the Independent Directors pursuant to which the Independent Directors agreed that with respect to stock options that were improperly dated (i) that were previously exercised by the Independent Directors, the Independent Directors would remit to the Company after-tax gains that they realized as a result of the improper grant date and (ii) that remain unexercised, such stock options would be re-priced to reflect an appropriate price for which such stock options should have been deemed granted. The Agreement was entered into voluntarily by the Company and the Independent Directors, none of whom serve on the Special Committee.

Pursuant to the Agreement, the Independent Directors cancelled certain of their outstanding stock options as follows:

Independent Director	Number of Options Cancelled
Todd Emmel	7,341
Robert Flug	43,079
Oliver R. Grace, Jr.	12,788
Mark Lewis	21,919
Steven Tisch	2,027

Pursuant to the Agreement, the following unexercised stock options held by the Independent Directors were re-priced as follows:

Option Holder	Number of Options Still Outstanding and which were Re-priced(1)	New Exercise Price(1)

Todd Emmel	13,659	$12.12
Todd Emmel	10,500	$17.85
Todd Emmel	10,920	$16.83
Robert Flug	19,500	$16.83
Oliver R. Grace, Jr.	6,712	$13.70
Oliver R. Grace, Jr.	19,500	$17.17
Oliver R. Grace, Jr.	19,500	$16.83
Mark Lewis	8,081	$16.83

(1)	All share and price per share information gives effect to stock splits.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 20, 2007 Mr. Steven Tisch advised the Company that he will not seek re-election as a director of the Registrant at the Registrant’s next annual meeting of stockholders.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Item 10.1 Agreement made and entered into as of the 21st day of February 2007 by and between, Robert Flug, Oliver R. Grace, Jr., Todd Emmel, Steven Tisch and Mark Lewis and Take-Two Interactive Software, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC. (Registrant)

Date: February 23, 2007	By:	/s/ Karl H. Winters
Name: Karl H. Winters
Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Agreement made and entered into as of the 21st day of February 2007 by and between, Robert Flug, Oliver R. Grace, Jr., Todd Emmel, Steven Tisch and Mark Lewis and Take-Two Interactive Software, Inc.